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                                                                       EXHIBIT 1

                          ANNUAL SERVICER'S CERTIFICATE

                      FIRST USA BANK, NATIONAL ASSOCIATION

                          FIRST CHICAGO MASTER TRUST II

         The undersigned, duly authorized representatives of First USA Bank, National Association ("First USA"), as the Seller and Servicer pursuant to the Amended and Restated Pooling and Servicing Agreement dated as of June 1, 1990 and as amended and restated as of September 1, 1999 (the "Amended and Restated Pooling and Servicing Agreement"), by and between First USA, as Seller and Servicer, and Wells Fargo Bank Minnesota, National Association, as Trustee, do hereby certify that:

1. First USA is, as of the date hereof, the Seller and the Servicer under the Amended and Restated Pooling and Servicing Agreement.

2. The undersigned are duly authorized pursuant to the Amended and Restated Pooling and Servicing Agreement to execute and deliver this Certificate to the Trustee.

3. A review of the activities of the Seller and the Servicer during the calendar year ended December 31, 2001, and of their performance under the Amended and Restated Pooling and Servicing Agreement was conducted under our supervision.

4. Based on such review, the Seller and the Servicer have, to the best of our knowledge, fully performed all their obligations under the Amended and Restated Pooling and Servicing Agreement and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5 below.

5. The following is a description of each default in the performance of its obligations under the provisions of the Amended and Restated Pooling and Servicing Agreement known to us to have been made by the Seller and Servicer during the calendar year ended December 31, 2001, which sets forth in detail the (i) nature of each such default, (ii) the action taken by the Seller and Servicer, if any, to remedy each such default and (iii) the current status of each such default: None.

     IN WITNESS WHEREOF, the undersigned have duly executed this Certificate this 20th day of March, 2002.

By:  /s/ Tracie H. Klein           By:  /s/ Jeffrey Rigg
     ----------------------------       ----------------------------------------
     Name:   Tracie H. Klein            Name:   Jeffrey Rigg
     Title:  First Vice President       Title:  Senior Vice President-Accounting